XIOX CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is made and entered into as of December 28, 1995, by and between Xiox Corporation (the "Company") and the undersigned holders of Common Stock of the Company.

         1.       Definitions.  As used herein:

                  (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                  (b) For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock issued to the Holders pursuant to those certain Stock Purchase Agreements pursuant to which the Company has sold Common Stock in private placement transactions since October, 1992, (ii) stock issued with respect to or in any exchange for or in replacement of stock included in clause (i) above, or (iii) stock issued in respect of the stock referred to in (i) and (ii) as a result of a stock split, stock dividend or the like, which have not been resold to the public in a registered public offering.

                  (c) The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued and who execute this Agreement or qualifying transferees under Section 11 hereof who hold Registrable Securities.

                  (d) The term "Initiating Holders" means any Holder or Holders of in the aggregate at least 30% of the Registrable Securities, which have not been resold to the public in a registered public offering.

         2.       Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                             (i) within ten (10) days after its receipt  thereof
give written notice of the proposed registration to all other Holders; and

                             (ii) as soon as  practicable,  use its best efforts
to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration pursuant to this
Section 2:

                                    (A) In any particular  jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration; or

                                    (B)  Within   six  (6)   months   after  the
effective date of any such registration; or

                                    (C) After the Company has  effected two such
registrations pursuant to this subsection 2(a) and such registrations have been declared or ordered effective.

Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than sixty (60) days after the expiration of the initial ninety (90) day period within which to file such registration statement.

                  (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2 and the Company shall include such information in the written notice referred to in subsection 2(a)(i). In such event, if so requested in writing by the Company, the Initiating Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Initiating Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within 20 days following commencement of such negotiations, a majority in interest of the Initiating Holders may select an underwriter of their choice. The right of any Holder to registration pursuant to
Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, provided, however, that the managing underwriter shall be approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable
Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company, employees of the Company and other holders of the Company's Common Stock may include securities for its (or their) own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          3.      Company Registration.

                  (a) If at any time or from time to time, the Company proposes to register any of its securities, for its own account or the account of any of its shareholders other than the Holders, (other than a registration relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form, other than Form S-1, S-2 or S-3, or their successor forms, or any successor to such forms which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) the Company will:

                             (i)  promptly  give to each Holder  written  notice
thereof; and

                             (ii) include in such  registration (and any related
qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders to be included in any such registration, except as set forth in subsection 3(b) below.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 3(a)(i). In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below fifteen percent (15%) of the total amount of the securities included in such offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholders' securities are included. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all of such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If, after such Holders participate to the full extent they desire in such registration and underwriting, the underwriters determine that additional shares of Registrable Securities may be included, the number of such shares shall be allocated as the Company determines. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          4. Form S-3. After the Company has qualified as a registrant whose securities may be sold pursuant to Form S-3, it shall upon the request of any Holder notify such Holder that it so qualifies. After the Company has qualified for the use of Form S-3, Holders of not less than one percent (1%) of Registrable Securities shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of Shares by such Holders), subject only to the following:

                  (a) The Company shall not be required to effect a registration pursuant to this Section 4 within 180 days of the effective date of any registration referred to in Sections 2 and/or 3 above.

                  (b) The Company shall not be required to effect a registration pursuant to this Section 4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $200,000.

                  (c) The Company shall not be required to effect more than two registrations pursuant to this Section 4 in any consecutive 12 month period.

          The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 2(b) shall apply to all participants in such offering.

Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. Any registration pursuant to this Section 4 shall not be counted as a registration pursuant to Section 2.

          5. Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

                  (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 2, the request for which has been subsequently withdrawn by the Initiating Holders, in which such case, such expenses shall be borne by the Holders requesting such withdrawal; provided, however, that if at the time of such withdrawal (i) the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, and
(ii) the Company knew or had reason to know of the likelihood of such material adverse change at the time of their request and did not inform the Holders thereof, then the Company shall be required to pay such expenses and the Holders shall retain their rights pursuant to Section 2.

                  (b) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities or the fees of legal counsel of a Holder.

          6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Keep such registration, qualification or compliance pursuant to Sections 2, 3 or 4 effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                  (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them; and

                  (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (d) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through under writers, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a copy of a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

          7.      Indemnification.

                  (a) The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of the Holder to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented); provided, however, that in no event shall the indemnification provided by any Holder hereunder exceed the gross proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party shall promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

          8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          9. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate when such Holder may immediately sell his Registrable Securities under Rule 144 during any 90-day period.

          10. Transfer of Registration Rights. A Holder's rights under Sections 2, 3, and 4 may be assigned by any Holder to a transferee or assignee of the Registrable Securities not sold to the public, or a transferee or assignee of any shares of its Registrable Securities not sold to the public that is a partner or affiliate of such Holder, provided, that the Company is given written notice by the Holder at the time of or within thirty (30) days after said transfer, stating the name and address of said trans feree or assignee and identifying the securities with respect to which such registration rights are being assigned. No such transfer or assignment shall be effective until such transferee or assignee agrees in writing to become subject to the obligations of the transferring Holder hereunder.

          11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or perspective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2 or 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his or its securities will not reduce the amount of the Registrable Securities of the Holders which is included.

          12.     Miscellaneous.

                  (a) Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Holders holding at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto and their successors and assigns.

                  (b) This Agreement shall be governed in all respects by the laws of the State of California, without regard to their conflicts of laws provisions.

                  (c) This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject hereof and it supersedes, merges, and renders void any and all prior understandings and/or agreements, written or oral, with respect to such subject matter.

                  (d) All notices and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, or delivered by overnight delivery or express courier, addressed to the Holder's address set forth herein or, if to the Company, at the following address:

                  Xiox Corporation
                  577 Airport Boulevard
                  Suite 700
                  Burlingame, CA 94010
                  Attn:  President

or at such other address as the Company or any Holder shall hereafter furnish in writing. All notices that are mailed shall be deemed delivered five (5) days after deposit in the United States mail.

                  (e) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (f)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          XIOX CORPORATION

                                          By:      MELANIE D. REID
                                                   -----------------------------

                                          Title:   VP of Finance/CFO
                                                   -----------------------------

                                          INVESTORS:


                                          EDMUND AND MARY SHEA REAL PROPERTY
                                          TRUST TR DTD 10-3-85

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          DANIEL F. SULLIVAN

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          MICHAEL F. GREENE

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          DARRELL L. KRULCE

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          ATAM LALCHANDANI

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                          ANTHONY DIIULIO

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------


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